UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 12, 2026

Curbline Properties Corp.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-42265	93-4224532
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Park Avenue
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 216 755-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CURB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 3.03 of this Current Report on Form 8-K regarding the termination of the Waiver Agreement is incorporated by reference into this Item 1.02.

Item 3.03.	Material Modification to Rights of Security Holders.

Effective as of August 12, 2026, the board of directors of Curbline Properties Corp. (the “Company”) determined that the beneficial ownership of Mr. Alexander Otto, a member of the Company’s board of directors, his family and other persons who may be deemed to have constructive ownership of common stock owned by the Otto family (collectively, the “Exempt Holder”) was 7.5% or less of the Company’s outstanding common stock (the “Exempt Holder Reduction Event”). As a result of the Exempt Holder Reduction Event, (i) in accordance with the terms of the Company’s Charter, the Ownership Limit set forth in the Charter has increased to 9.8% of the Company’s outstanding common stock for all holders, and (ii) the Waiver Agreement by and between the Company and Mr. Otto (the “Waiver Agreement”) automatically terminated in accordance with its terms.

Prior to the Exempt Holder Reduction Event, the Company’s Charter provided that, subject to certain exceptions, no person, other than the Exempt Holder, could own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code of 1986, as amended, more than 8% of the Company’s outstanding common stock.

In addition, the Waiver Agreement, which had been entered into on October 1, 2024 in connection with the spin-off of the Company from SITE Centers Corp., had waived the Related Party Limit contained in the Company’s Charter that otherwise would have prohibited the Exempt Holder from constructively owning more than 9.8% of the Company’s outstanding common stock. As a result of the termination of the Waiver Agreement, the waiver of the Related Party Limit for the Exempt Holder has terminated.

The Company has filed a Certificate of Notice with the State Department of Assessments and Taxation of Maryland reflecting the occurrence of the Exempt Holder Reduction Event and the automatically effective increase in the Ownership Limit described above (the “Certificate of Notice”). The foregoing summary of the Certificate of Notice does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Certificate of Notice, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Notice of Curbline Properties Corp.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curbline Properties Corp.

	By:	/s/ Lesley H. Solomon
	Name:	Lesley H. Solomon
Dated: August 18, 2026	Title:	Executive Vice President, General Counsel and Secretary